As filed with the Securities and Exchange Commission on November 14, 2001
                                                 Registration No. 333-


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                       Telaxis Communications Corporation
             (Exact name of registrant as specified in its charter)

    Massachusetts                                              04-2751645
(State or other jurisdiction of                             (I.R.S. employer
 incorporation or organization)                             identification no.)


                            20 Industrial Drive East
                      South Deerfield, Massachusetts 01373
               (Address of principal executive offices) (Zip code)


                       TELAXIS COMMUNICATIONS CORPORATION
                                 1997 STOCK PLAN
                            (Full title of the plan)


                               JOHN L. YOUNGBLOOD
                      President and Chief Executive Officer
                       TELAXIS COMMUNICATIONS CORPORATION
                            20 Industrial Drive East
                      South Deerfield, Massachusetts 01373
                     (Name and address of agent for service)

                                 (413) 665-8551
          (Telephone number, including area code, of agent for service)

                                           CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                                                     Proposed
                                                                Proposed         maximum aggregate     Amount of
   Title of securities                  Amount to be        maximum offering      offering price      registration
    to be registered                   registered (1)       price per share                                fee
------------------------------------------------------------------------------------------------------------------------
Common stock, $.01 par value (2)...      112,500 (3)           $ .34 (4)           $ 38,250 (4)          $ 9.56
========================================================================================================================


(1) Pursuant to Rule 416, this Registration Statement also relates to such indeterminate number of additional shares as may be necessary to satisfy the antidilution provisions of the 1997 Stock Plan (the "Plan") to which this Registration Statement relates.
(2) Each share includes one right to purchase shares of the registrant's class one participating cumulative preferred stock pursuant to the registrant's right agreement dated as of May 18, 2001.
(3) Represents shares of common stock reserved for issuance pursuant to awards available for grant under the Plan.
(4) The proposed maximum offering price per share of common stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and
    (h)(1) under the Securities Act of 1933, based on the average of the high and low sales prices of the common stock as reported on the Nasdaq National Market on November 12, 2001.

               This registration statement covers 112,500 shares of common stock issuable pursuant to our 1997 Stock Plan. These shares are in addition to the shares of common stock registered pursuant to the registration statement on Form S-8, File No. 333-30450, which we filed with the Securities and Exchange Commission on February 15, 2000.

               The contents of our registration statement on Form S-8, File No. 333-30450, are incorporated herein by reference.

               The following exhibits are filed herewith:

  Exhibit
  Number          Description
  ------          -----------

    5.1           Opinion of Foley, Hoag & Eliot LLP.

   23.1 Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants.

   23.2           Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1).

   24.1           Power of Attorney (contained on the signature page).

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of South Deerfield, Commonwealth of Massachusetts on November 14, 2001.


                                   TELAXIS COMMUNICATIONS CORPORATION



                                    By: /s/ John L. Youngblood
                                        -------------------------------------
                                        John L. Youngblood
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

               KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints John L. Youngblood and Dennis C. Stempel, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him, any or all of them, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                         Date
---------                            -----                         ----


/s/ John L. Youngblood   President, Chief Executive Officer    November 14, 2001
-----------------------  and Director (principal executive
John L. Youngblood       officer)



/s/ Dennis C. Stempel    Vice President, Chief Financial       November 14, 2001
-----------------------  Officer and Treasurer (principal
Dennis C. Stempel        financial and accounting officer)

Signature                            Title                         Date
---------                            -----                         ----


/s/ Albert E. Paladino   Chairman of the Board of Directors    November 14, 2001
-----------------------
Albert E. Paladino


/s/ Allan M. Doyle, Jr.  Director                              November 14, 2001
-----------------------
Allan M. Doyle, Jr.


/s/ David A. Norbury     Director                              November 14, 2001
-----------------------
David A. Norbury


/s/ Carol B. Armitage    Director                              November 14, 2001
-----------------------
Carol B. Armitage


/s/ Raphael Amit         Director                              November 14, 2001
-----------------------
Raphael Amit

                                  EXHIBIT INDEX


  Exhibit
    No.     Description
  -------   -----------



   5.1      Opinion of Foley, Hoag & Eliot LLP.

  23.1 Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants.

  23.2      Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1).

  24.1      Power of Attorney (contained on the signature page).